UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant  ☒                            Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to Section 240.14a-12

THE FEMALE HEALTH COMPANY
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Contacts:	Michele Greco	312.595.9742
	William R. Gargiulo, Jr.	231.526.1244

THE FEMALE HEALTH COMPANY ADJOURNS SPECIAL MEETING OF SHAREHOLDERS

TO OCTOBER 31, 2016

—Remaining Proposals Close to Receiving the Required Super Majority Vote—

Chicago — October 14, 2016 – The Female Health Company (FHC) (NASDAQ-CM: FHCO) today announced that the Special Meeting of Shareholders scheduled for today to vote on three proposals related to the proposed merger with Aspen Park Pharmaceuticals, Inc. (APP) has been adjourned to Monday, October 31, 2016 at 10 a.m. Central Time at 150 North Michigan Avenue, Suite 1580, Chicago, Illinois, 60601. As announced on September 22, 2016, the Company previously adjourned the Special Meeting of Shareholders to October 14, 2016 in order to provide additional time for shareholders to vote.

To date, approximately 65 percent of the outstanding shares have voted FOR all three proposals that remain subject to voting and open for consideration by shareholders after the adjourned September 22nd meeting based on the most recent report provided to the Company by Broadridge, the Company’s tabulator for the Special Meeting. Significant progress has been made since the adjourned meeting on the three remaining proposals that require a super majority approval (66 2/3 percent) of the outstanding shares; however these proposals have not yet reached the required approval.

“Over 17 percent, or approximately five million, of FHC’s outstanding shares still have not voted,” said O.B. Parrish, Chairman and Chief Executive Officer of FHC. “Importantly, of the total shares voted, nearly 80 percent have voted FOR all the proposals related to the merger. Because of this high percentage of FOR votes, the board is giving extra time to support the mandate of a substantial majority of FHC shareholders to approve the merger and related proposals.”

We continue to urge FHC shareholders to vote FOR all three of the remaining proposals. During the period in which the Special Meeting is adjourned, FHC and APP will work on potential alternative transaction structures to complete the merger of FHC and APP, which has received the support of approximately 65 percent of the outstanding shares.

The FHC Board of Directors continues to recommend that shareholders vote “FOR” the proposals.

During the adjournment, shareholders of record on July 28, 2016 are entitled to and are being requested to vote. FHC’s proxy statement and any other materials filed by FHC with the SEC can be obtained free of charge at the SEC’s website at www.sec.gov or FHC’s website at www.femalehealth.com/investors/merger-documents.

Shareholders are reminded that their vote is important and are encouraged to vote at their earliest convenience. Shareholders who have already voted do not need to recast their votes. Proxies previously submitted will be voted at the reconvened meeting unless properly revoked. Shareholders who have not already voted or wish to change their vote are encouraged to do so using the instructions provided in the definitive proxy statement.

The failure to return the proxy, or vote at the special meeting in person, will have the same effect as a vote “against” the three remaining proposals. FHC shareholders seeking copies of the definitive proxy statement or with questions about the special meeting may contact FHC’s proxy solicitation firm, D.F. King, Inc., at toll-free (866) 751-6309, or at 48 Wall Street, 22nd Floor, New York, New York 10005.

To vote, you will need the control number which appears on your proxy card. If you have not received the proxy materials and voting instructions, either electronically or in the mail, contact your broker, if you have one, or Michele Greco at The Female Health Company, 312-595-9742, mgreco@femalehealthcompany.com.

Below are two convenient ways to vote. FHC highly recommends shareholders vote electronically or by phone. Please have your control number ready while voting. The control number is located on your proxy card.

1.	Through the Internet, by visiting a website established for that purpose at www.proxyvote.com and following the instructions; or

2.	By calling the toll-free number 1-800-690-6903 in the United States, Puerto Rico or Canada on a touch-tone phone and following the recorded instructions.

About The Female Health Company

The Female Health Company, based in Chicago, Illinois, manufactures and markets the FC2 Female Condom® (FC2). Since the Company began distributing FC2 in 2007, the product has been shipped to 144 countries. The Company owns certain worldwide rights to the FC2 Female Condom®, including patents that have been issued in a number of countries around the world. The patents cover key aspects of the FC2 manufacturing process and design. The FC2 Female Condom® is the only currently available female-controlled product approved by FDA that offers dual protection against sexually transmitted infections, including HIV/AIDS, the Zika virus and unintended pregnancy. The World Health Organization (WHO) has cleared FC2 for purchase by U.N. agencies.

About Aspen Park Pharmaceuticals

Aspen Park Pharmaceuticals, Inc. is a privately held therapeutics company focused on the development and commercialization of pharmaceutical and consumer health products for men’s and women’s health and oncology. For men, product and product candidates are in the areas of benign prostatic hyperplasia, male infertility, amelioration of side effects of hormonal prostate cancer therapies, gout, sexual dysfunction, and prostate cancer. For women, product candidates are for advanced breast and ovarian cancers and for female sexual health. Aspen Park Pharmaceuticals is planning to launch in the United States the PREBOOST™ OTC product for treating premature ejaculation in Q4 of 2016. Aspen Park Pharmaceuticals has offices in New York City, New York. For more information on PREBOOST™ OTC product visit www.preboost.com or for more information on APP visit www.aspenparkpharma.com.

Additional Information about the Proposed Transaction and Where You Can Find It

FHC filed a definitive proxy statement with the SEC relating to a solicitation of proxies from its shareholders in connection with a special meeting of shareholders of FHC to be held for the purpose of voting on matters relating to the proposed transaction. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, FHC SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The proxy statement and other relevant materials, and any other documents filed by FHC with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, shareholders of FHC may obtain free copies of the documents filed with the SEC by contacting FHC’s Chief Financial Officer at (312) 595-9742, or by writing to Chief Financial Officer, The Female Health Company, 150 North Michigan Ave., Suite 1580, Chicago, Illinois 60601.

For more information about the Female Health Company visit the Company’s website at http://www.femalehealth.com and http://www.femalecondom.org. If you would like to be added to the Company’s e-mail alert list, please send an e-mail to FHCInvestor@femalehealthcompany.com.

Forward-Looking Statements

This press release contains forward-looking statements, including those regarding the proposed merger transaction between FHC and APP and the integration of our two businesses. These statements are subject to known and unknown risks, uncertainties and assumptions, and if any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our actual results could differ materially from those expressed or implied by such statements. These risks and uncertainties include but are not limited to: the risk that the proposed transaction may not be completed in a timely manner or at all; the satisfaction of conditions to completing the transaction, including the ability to secure approval by a two-thirds vote of FHC’s shareholders; risks that the proposed transaction could disrupt current plans and operations; costs, fees and expenses related to the proposed transaction; risks related to the development of APP’s product portfolio, including regulatory approvals and time and cost to bring to market; risks relating to the ability of the combined company to obtain sufficient financing on acceptable terms when needed to fund development and company operations; the risk that, even if it is completed, we may not realize the expected benefits from the transaction; and other risks described in FHC’s filings with the SEC, including our Annual Report on Form 10-K for the year ended September 30, 2015 and our Quarterly Reports on Form 10 Q for the quarters ended December 31, 2015, March 31, 2016 and June 30, 2016. These documents are available on the “SEC Filings” section of our website at www.femalehealth.com/investors. All forward-looking statements are based on information available to us as of the date hereof, and FHC does not assume any obligation and does not intend to update any forward-looking statements, except as required by law.